                                                                   EXHIBIT 3.1II


                       [LETTERHEAD OF SECRETARY OF STATE]




KEM MANUFACTURING CORPORATION (DOMESTIC PROFIT)                         OFFICERS
BENSON RD                                                              --------
MIDDLEBURY, CT 06749


CONTROL #         STATUS                FILING DATE            LAST AR PAID         JURISDICTION
---------         ------                -----------            ------------         ------------
J010671           ACTIVE/COMPLIANCE     04/02/1976              07/24/2001           GEORGIA


REGISTERED AGENT               AGENT ADDRESS                                     AGENT COUNTY
----------------               -------------                                     ------------
CORPORATION SERVICE COMPANY    4845 JIMMY CARTER BLVD.  NORCROSS, GA 30093       GWINNETT